SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 12, 2016

DTHERA SCIENCES

(Exact Name of Registrant as Specified in Charter)

Nevada	333-191175	90-0925768
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

7310 Miramar Rd., San Diego, CA	92126
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 215-6360

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]          Written communications pursuant to Rule 425 under the Securities Act

[_]          Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[_]          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[_]          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 5.03          AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On November 12, 2016, the Board of Directors of Dthera Sciences, a Nevada corporation (the “Company”), approved a change in fiscal year-end of the Company from a June 30 year-end to a calendar year-end of December 31. The Board of Directors’ decision to change the fiscal year-end is intended to assist the financial community in its analysis of the business and in comparing Dthera’s financial results to others in the industry, and to synchronize the Company's fiscal reporting period with the Securities and Exchange Commission's required year-end reserve reporting period of December 31. Additionally, the Company’s principal operating subsidiary, EveryStory, Inc., has a December 31 year end, and because the Company’s principal operations are focused on the implementation of the EveryStory Platform, and because EveryStory’s financial statements are prepared on a calendar year end basis, the Board of Directors determined it to be in the best interests of the Company to not have to re-audit the EveryStory financial statements to reflect a June 30 year end. As such, the Board of Directors approved the change.

As of November 12, 2016, the date of the Company's fiscal year-end is changed to December 31. Accordingly, the Company will file a transitional quarterly report on Form 10-QT, reflecting the period ended September 30, 2016, as the third quarter rather than the first quarter, and will file a transitional annual report on Form 10-KT for the fiscal year ended December 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dthera Sciences

Date: November 16, 2016

By: /s/ Edward Cox
Name: Edward Cox
Title: Chief Executive Officer

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